Exhibit 99.1

FOR IMMEDIATE RELEASE	Monday, July 16, 2012
Gannett Co., Inc. Reports Second Quarter Results

Reported Earnings per Diluted Share of $0.51, Non-GAAP Earnings per

Diluted Share of $0.56

Operating Cash Flow Totaled $285 million Excluding Special Items

Free Cash Flow Totaled $140 million

Company-Wide Digital Revenues Increased 13 percent Year-Over-Year

McLEAN, VA – Gannett Co., Inc. (NYSE: GCI), a leading international media and marketing solutions company, today reported second quarter financial results. Earnings per diluted share, on a GAAP (generally accepted accounting principles) basis were $0.51 for the second quarter of 2012 compared to $0.62 for the second quarter of 2011. Excluding special items in 2012 and 2011, second quarter earnings per diluted share were $0.56 compared to $0.58 for the same quarter last year.

Gracia Martore, president and chief executive officer, said, “Gannett is making measurable progress in implementing our growth strategy. We are pleased with the early results of these efforts and look forward to strong progress in the second half of the year. Our all access content subscription model has been successfully rolled out in half of our U.S. Community Publishing properties through the end of the quarter, and is generating the revenue growth we had anticipated. We expect to realize year-over-year circulation revenue growth in the range of 25 percent at these properties as we cycle our longer term subscriptions. Demand for our digital marketing services is strong and is already attracting significant new client relationships.

“All of Gannett’s business segments remained solidly profitable in the second quarter, with Broadcasting and Digital operations delivering strong revenue growth. Broadcasting results were positively impacted by significantly higher core and politically related ad demand and retransmission revenue. Company-wide digital revenues were up 13 percent reflecting higher demand for digital solutions and the early success of our new subscription model. Publishing revenues reflected uneven advertising demand. We anticipate that Olympic and political spending and increasing revenue from new initiatives will bolster company-wide results in the second half. Expenses were impacted by $30 million of previously announced initiative investments primarily related to our all access content subscription model, digital marketing services and our digital relaunch which are all gaining traction,” Martore said.

In addition to the $30 million of investments in strategic initiatives, results for the second quarter of 2012 include $20.3 million of special charges affecting operating income. Facility consolidation non-cash charges totaled $5.1 million ($3.1 million after tax or $0.01 per share) reflecting primarily accelerated depreciation costs associated with the transfer of production activities. Workforce restructuring charges in our Publishing segment of $9.7 million ($5.8 million after tax or $0.02 per share) reflect principally the impact of employee acceptances during the second quarter of an early retirement plan announced earlier this year. Results for the second quarter of 2012 also included pension settlement charges totaling $5.4 million ($3.2 million after tax or $0.01 per share).

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Results for the second quarter of 2011 included $15.2 million of special charges ($9.3 million after-tax or $0.04 per share) affecting operating income and a $20.1 million ($0.08 per share) net tax benefit.

Amounts reported in accordance with GAAP are contained in Tables 1 through 4. Certain amounts and comparisons included in the following discussion of GAAP results are supplemented by discussions which exclude the effect of special items. Details of these special items and their effect on GAAP results are included on the Non-GAAP Financial Information Tables 5 through 10 attached to this release. The company’s basis for providing discussions of non-GAAP results is detailed below.

CONTINUING OPERATIONS

Net income attributable to Gannett in the second quarter of 2012 totaled $119.9 million while net income attributable to Gannett on a non-GAAP basis was $132.0 million. Reported operating income was $216.5 million and non-GAAP operating income totaled $236.8 million. Operating cash flow in the quarter (a non-GAAP term defined as operating income plus special items, depreciation and amortization) was $285.0 million.

Total operating revenues for the company in the second quarter were $1.31 billion, a decline of just 2.1 percent from the second quarter of 2011. Broadcasting revenues were up 11.4 percent reflecting higher core and politically related advertising demand and significant growth in retransmission revenue. Digital segment revenues were 4.5 percent higher due primarily to revenue growth at CareerBuilder. Publishing segment revenues were 5.8 percent lower reflecting significant volatility in the quarter, particularly softer advertising demand in April and late June offset by firming results in May. On a constant currency basis, Publishing segment revenues were down 5.5 percent.

Operating expenses including the special charges noted above were $1.09 billion in the quarter. They were down slightly from last year’s second quarter. Strategic initiative investments that totaled approximately $30 million and a $4 million increase in pension expense were more than offset by the impact of company-wide efforts to create efficiencies and lower costs particularly through Gannett Publishing Services and sourcing initiatives. Operating expenses on a non-GAAP basis, which exclude special items but include the impact of the investment in strategic initiatives and pension expense declined almost 1 percent from the second quarter last year to $1.07 billion. Lower non-GAAP operating expenses in the Publishing segment were partially offset by strategic initiative investments. The increase in Broadcasting segment and Digital segment expenses was driven primarily by higher costs associated with revenue growth.

In the first quarter, the company announced a new capital allocation plan that included a 150 percent increase in the annual dividend to $0.80 per share and a $300 million share repurchase program targeted to be completed over the next two years. During the second quarter the company purchased approximately 3.4 million shares for $45.5 million.

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PUBLISHING

Publishing segment operating revenues in the quarter were $920.3 million compared to $977.1 million in the second quarter last year as volatile advertising demand and the sluggish economic recovery impacted results. Digital revenues in the Publishing segment were up 29.3 percent in the quarter reflecting higher revenue from digital advertising and marketing solutions and the rollout of the all access content subscription model. Close to 25 percent of U.S. Community Publishing properties delivered higher revenues in the second quarter.

Advertising revenues totaled $594.3 million compared to $646.9 million in the second quarter last year. Year-over-year advertising revenue comparisons were choppy in the quarter. Advertising revenues on a constant currency basis were 11.6 percent lower in April, down just 1.9 percent in May and declined 8.8 percent in June. In the U.S., advertising revenues were 8.3 percent lower in the quarter while at Newsquest, the company’s operations in the UK, they were down 5.2 percent, in pounds. The percentage changes for the Publishing segment advertising revenue categories for the quarter were as follows:

Second Quarter 2012 Year-over-Year Comparisons

	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing Segment (constant currency)	Total Publishing Segment
Retail	(7.0%)	(4.1%)	(6.7%)	(7.0%)
National	(18.2%)	2.6%	(16.7%)	(16.9%)
Classified	(3.7%)	(7.1%)	(4.6%)	(5.3%)

	(8.3%)	(5.2%)	(7.8%)	(8.1%)

Across the Publishing segment, all categories of advertising revenue were better than first quarter year-over-year comparisons except national.

Retail advertising was 7.0 percent lower in the quarter, reflecting volatility as positive year-over-year comparisons in May did not offset softer ad demand in April and June.

National advertising declined 16.9 percent, driven by declines at USA TODAY and U.S. Community Publishing. National advertising was positive at Newsquest, in pounds, and improved sequentially in the quarter.

Classified advertising revenues in the U.S. were 3.7 percent lower. All domestic classified category comparisons were better than first quarter comparisons. Automotive advertising was almost 1 percent higher compared to the second quarter last year, while employment was just 0.7 percent lower. Real estate advertising was down 13.8 percent, reflecting the slow recovery in the housing market. Classified advertising comparisons, in pounds, at Newsquest were uneven in the quarter with lagging results in April and June offsetting slightly positive results in May.

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The percentage changes in the classified categories were as follows:

Second Quarter 2012 Year-over-Year Comparisons

	U.S. Publishing	Newsquest (in pounds)	Total Publishing Segment (constant currency)	Total Publishing Segment
Automotive	0.8%	(14.1%)	(1.3%)	(1.8%)
Employment	(0.7%)	(4.3%)	(1.8%)	(2.6%)
Real Estate	(13.8%)	(8.1%)	(11.7%)	(12.6%)
Legal	(3.1%)	—	(3.1%)	(3.1%)
Other	(7.0%)	(5.5%)	(6.6%)	(7.4%)

	(3.7%)	(7.1%)	(4.6%)	(5.3%)

The positive impact of the all access content subscription model offset the anticipated decline in circulation volumes. Circulation revenue for U.S. Community Publishing was 1.3 percent higher while circulation revenue company-wide was down slightly.

Reflecting the company’s strategic efforts to provide digital advertising and marketing solutions as well as the impact of the new content subscription model, digital revenues were 29.3 percent higher in the Publishing segment. Digital revenues at U.S. Community Publishing were up 33.1 percent due primarily to the content subscription model. At USA TODAY and its associated businesses, digital revenue increased 37.4 percent while Newsquest’s digital revenues were 10.1 percent higher, in pounds.

Despite approximately $28.2 million in strategic initiative investments, reported Publishing segment operating expenses were $816.1 million in the quarter, a 2.7 percent decline from $838.5 million in the second quarter last year. On a non-GAAP basis, Publishing segment operating expenses were also 2.7 percent lower and totaled $801.3 million as strategic investments offset, in part, successful efforts to create efficiencies as well as facility consolidations in prior quarters. Newsprint expense was down 7.4 percent in the quarter due to lower consumption. For the third quarter of 2012, the company expects its newsprint expense will again be below year ago levels.

Reported Publishing segment operating income, which includes the impact of strategic investments, was $104.2 million. Publishing segment operating income on a non-GAAP basis totaled $119.0 million in the quarter and operating cash flow was $147.7 million. In U.S. Community Publishing, more than half of our properties had higher profitability compared to the second quarter last year. Newsquest’s profitability, in pounds, was higher as well due to revenue initiatives and continued cost containment.

BROADCASTING

Broadcasting revenues (which include Captivate) totaled $205.4 million in the quarter, an 11.4 percent increase compared to $184.4 million in the second quarter last year. This reflects primarily stronger television advertising demand and revenue growth of 15.3 percent at Captivate.

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Television revenues increased 11.2 percent to $197.7 million, compared to $177.7 million in the second quarter last year. A $9.0 million increase in politically related ad demand, as well as significantly higher core advertising led by auto, drove the revenue growth. Retransmission revenues totaled $22.7 million, a 17.1 percent increase from the second quarter a year ago and television station digital revenues were 11.5 percent higher. Total adjusted television revenues, defined to exclude the incremental impact of even year political ad demand, were up 6.2 percent. Based on current trends, we expect the percentage increase in television advertising revenues to be in the low-thirties for the third quarter of 2012 compared to the same quarter last year, benefiting from the Summer Olympic Games and political advertising. However, it is too early in the quarter to gauge results, particularly for political spending which will be placed primarily late in the quarter.

Broadcasting segment operating expenses were up 6.6 percent and totaled $110.8 million in the quarter. The increase reflects higher sales and marketing costs and $1.7 million in strategic initiative investments. Reported operating income was up 17.6 percent to $94.6 million, while operating cash flow was 15.8 percent higher and totaled $101.7 million.

DIGITAL

Digital segment operating revenues totaled $181.3 million in the quarter, an increase of 4.5 percent due primarily to strong revenue growth at CareerBuilder. Digital segment operating expenses were up 5.5 percent to $144.8 million due to higher costs at CareerBuilder and strategic spending on digital initiatives. Digital segment operating income totaled $36.5 million and operating cash flow was $44.9 million.

Digital revenues company-wide, including the Digital segment and all digital revenues generated by the other business segments, totaled $311.7 million, an increase of 12.9 percent. The increase reflected higher digital advertising and marketing solutions and the continued rollout of the new all access content subscription model.

At the end of the quarter, Gannett had about 120 domestic web sites affiliated with its local publishing and television markets, USA TODAY, Gannett Government Media and Gannett Healthcare Group. USATODAY.com is one of the most popular newspaper sites and the USA TODAY app is now a top news app with almost 15 million downloads across iPad, iPhone, Android, Windows and Kindle Fire. USA TODAY’s mobile traffic was up in June this year as page views increased 154 percent and total monthly visitors were 49 percent higher compared to June a year ago. In June, Gannett’s consolidated domestic Internet audience share increased 5.8 percent from June of 2011 to 52.3 million unique visitors reaching 24 percent of the Internet audience, according to Comscore Media Metrix. Newsquest is also an Internet leader in the UK where its network of web sites attracted 87.0 million monthly page impressions from approximately 10.1 million unique users in June 2012. CareerBuilder’s unique visitors in the second quarter averaged 21.4 million.

NON-OPERATING ITEMS

The company’s equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures.

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Equity income in unconsolidated investees totaled $8.7 million in the quarter compared to $8.0 million in the second quarter last year. Solid results at Classified Ventures primarily drove the increase.

Interest expense declined 19.2 percent from last year’s second quarter and totaled $36.1 million. The decline was primarily due to lower average debt balances.

Other non-operating items declined $6.1 million due primarily to a gain in the second quarter last year associated with the prepayment of a secured promissory note the company received in connection with the disposition of certain publishing operations in 2010.

The company reported pre-tax income attributable to Gannett of $171.1 million for the second quarter, which includes the effects of the special operating charges discussed above. Tax provided on this income totaled $51.2 million which represents an effective tax rate of 29.9 percent. This tax provision reflects the benefit of favorable tax settlements during the quarter. Excluding the effects of the special charges discussed above, the effective tax rate on pre-tax income attributable to Gannett was 31.0 percent compared to 33.0 percent for the second quarter of 2011.

Net cash flow from operating activities was $154.5 million, while free cash flow (a non-GAAP measure) totaled $140.4 million in the quarter. Both numbers reflect the impact of a $22 million contribution to the company’s principal retirement plan during the second quarter. The balance of long term debt at quarter end was $1.66 billion. Total cash at the end of the quarter was $202.1 million.

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USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures, and should be read only in conjunction with financial information presented on a GAAP basis.

In this earnings report, the company discusses non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring charges, facility consolidation expenses, pension settlement charges and certain credits to its income tax provision. The company believes that such expenses and credits are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between periods and with peer group companies. Workforce restructuring and facility consolidation expenses primarily relate to incremental expenses the company has incurred to consolidate or outsource production processes and centralize other functions. These expenses include payroll and related benefit costs and accelerated depreciation. The pension settlement charges result from the acceleration of expense related to the timing of certain pension payments. The credit to the tax provision is related primarily to a tax settlement covering multiple years.

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The company also discusses operating cash flow, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. This non-GAAP measure is calculated by adding amounts associated with the special expense items described above, as well as depreciation and amortization, to operating income as reported on a GAAP basis. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment” as well as “payments for investments” and increased by “proceeds from investments.” The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in its businesses, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company therefore believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view the company’s businesses through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of its businesses. In addition, many of the company’s peer group companies present similar non-GAAP measures so the presentation of such measures facilitates industry comparisons.

Tabular reconciliations for the non-GAAP financial measures are contained in Tables 5 through 10 attached to this news release.

As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live webcast through the company’s web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-587-0612 and international callers should dial 719-325-2217 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 9851504. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 9851504. Materials related to the call will be available through the Investor Relations section of the company’s web site Monday morning.

About Gannett

Gannett Co., Inc. is an international media and marketing solutions company that informs and engages more than 100 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people – and the companies who want to reach them – with their interests and communities. For more information, visit www.gannett.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and

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uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Jeremy Gaines
Director, Investor Relations	Vice President, Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	jmgaines@gannett.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands (except per share amounts)

Table No. 1

	Thirteen	Thirteen
	weeks ended	weeks ended	% Inc
	Jun. 24, 2012	Jun. 26, 2011	(Dec)
Net Operating Revenues:
Publishing advertising	$594,262	$646,864	(8.1)
Publishing circulation	263,938	265,433	(0.6)
Digital	181,326	173,447	4.5
Broadcasting	205,381	184,353	11.4
All other	62,133	64,842	(4.2)

Total	1,307,040	1,334,939	(2.1)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	720,889	739,654	(2.5)
Selling, general and administrative expenses, exclusive of depreciation	316,301	297,196	6.4
Depreciation	40,157	42,070	(4.5)
Amortization of intangible assets	8,078	7,871	2.6
Facility consolidation charges	5,097	6,394	(20.3)

Total	1,090,522	1,093,185	(0.2)

Operating income	216,518	241,754	(10.4)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	8,663	7,973	8.7
Interest expense	(36,142)	(44,741)	(19.2)
Other non-operating items	(2,280)	3,841	***

Total	(29,759)	(32,927)	(9.6)

Income before income taxes	186,759	208,827	(10.6)
Provision for income taxes	51,200	43,300	18.2

Net income	135,559	165,527	(18.1)
Net income attributable to noncontrolling interest	(15,670)	(14,000)	11.9

Net income attributable to Gannett Co., Inc.	$119,889	$151,527	(20.9)

Net income per share—basic	$0.51	$0.63	(19.0)
Net income per share—diluted	$0.51	$0.62	(17.7)

Weighted average number of common shares outstanding
Basic	233,334	240,311	(2.9)
Diluted	237,136	243,995	(2.8)

Dividends declared per share	$0.20	$0.04	***

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands (except per share amounts)

Table No. 2

	Twenty-six	Twenty-six
	weeks ended	weeks ended	% Inc
	Jun. 24, 2012	Jun. 26, 2011	(Dec)
Net Operating Revenues:
Publishing advertising	$1,145,700	$1,248,600	(8.2)
Publishing circulation	527,274	533,646	(1.2)
Digital	349,678	331,041	5.6
Broadcasting	381,554	348,235	9.6
All other	121,421	124,678	(2.6)

Total	2,525,627	2,586,200	(2.3)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	1,443,129	1,457,169	(1.0)
Selling, general and administrative expenses, exclusive of depreciation	624,620	594,743	5.0
Depreciation	79,860	83,708	(4.6)
Amortization of intangible assets	15,957	16,160	(1.3)
Facility consolidation charges	9,885	14,050	(29.6)

Total	2,173,451	2,165,830	0.4

Operating income	352,176	420,370	(16.2)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	12,975	11,431	13.5
Interest expense	(75,713)	(91,370)	(17.1)
Other non-operating items	(245)	5,138	***

Total	(62,983)	(74,801)	(15.8)

Income before income taxes	289,193	345,569	(16.3)
Provision for income taxes	77,800	81,900	(5.0)

Net income	211,393	263,669	(19.8)
Net income attributable to noncontrolling interests	(23,281)	(21,649)	7.5

Net income attributable to Gannett Co., Inc.	$188,112	$242,020	(22.3)

Net income per share—basic	$0.80	$1.01	(20.8)
Net income per share—diluted	$0.79	$0.99	(20.2)

Weighted average number of common shares outstanding
Basic	234,807	240,012	(2.2)
Diluted	238,774	243,652	(2.0)

Dividends declared per share	$0.40	$0.08	***

BUSINESS SEGMENT INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 3

	Thirteen weeks ended	Thirteen weeks ended	% Inc
	Jun. 24, 2012	Jun. 26, 2011	(Dec)
Net Operating Revenues:
Publishing	$920,333	$977,139	(5.8)
Digital	181,326	173,447	4.5
Broadcasting	205,381	184,353	11.4

Total	$1,307,040	$1,334,939	(2.1)

Operating Income (net of depreciation, amortization and facility consolidation charges):
Publishing	$104,211	$138,646	(24.8)
Digital	36,531	36,173	1.0
Broadcasting	94,586	80,405	17.6
Corporate	(18,810)	(13,470)	39.6

Total	$216,518	$241,754	(10.4)

Depreciation, amortization and facility consolidation charges:
Publishing	$33,736	$37,271	(9.5)
Digital	8,330	7,648	8.9
Broadcasting	7,124	7,465	(4.6)
Corporate	4,142	3,951	4.8

Total	$53,332	$56,335	(5.3)

Operating Cash Flow:
Publishing	$137,947	$175,917	(21.6)
Digital	44,861	43,821	2.4
Broadcasting	101,710	87,870	15.8
Corporate	(14,668)	(9,519)	54.1

Total	$269,850	$298,089	(9.5)

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation charges. See Table No. 9 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 4

	Twenty-six weeks ended	Twenty-six weeks ended	% Inc
	Jun. 24, 2012	Jun. 26, 2011	(Dec)
Net Operating Revenues:
Publishing	$1,794,395	$1,906,924	(5.9)
Digital	349,678	331,041	5.6
Broadcasting	381,554	348,235	9.6

Total	$2,525,627	$2,586,200	(2.3)

Operating Income (net of depreciation, amortization and facility consolidation charges):
Publishing	$166,251	$256,243	(35.1)
Digital	52,794	52,258	1.0
Broadcasting	167,201	143,864	16.2
Corporate	(34,070)	(31,995)	6.5

Total	$352,176	$420,370	(16.2)

Depreciation, amortization and facility consolidation charges:
Publishing	$66,950	$76,191	(12.1)
Digital	16,235	15,072	7.7
Broadcasting	14,234	14,924	(4.6)
Corporate	8,283	7,731	7.1

Total	$105,702	$113,918	(7.2)

Operating Cash Flow:
Publishing	$233,201	$332,434	(29.9)
Digital	69,029	67,330	2.5
Broadcasting	181,435	158,788	14.3
Corporate	(25,787)	(24,264)	6.3

Total	$457,878	$534,288	(14.3)

Operating Cash Flow represents operating income for each of the company’s business segments plus related depreciation, amortization and facility consolidation charges. See Table No. 9 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars (except per share amounts)

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures, and should be read only in conjunction with financial information presented on a GAAP basis.

Tables No. 5 through No. 10 reconcile these non-GAAP measures to the most directly comparable GAAP measure.

Table No. 5

	GAAP Measure	Special Items			Non-GAAP Measure
	Thirteen		Facility	Pension	Thirteen
	weeks ended	Workforce	consolidation	settlement	weeks ended
	Jun. 24, 2012	restructuring	charges	charges	Jun. 24, 2012
Cost of sales and operating expenses, exclusive of depreciation	$720,889	$(8,156)	$—	$—	$712,733
Selling, general and administrative expenses, exclusive of depreciation	316,301	(1,580)	—	(5,423)	309,298
Facility consolidation charges	5,097	—	(5,097)	—	—
Operating expenses	1,090,522	(9,736)	(5,097)	(5,423)	1,070,266
Operating income	216,518	9,736	5,097	5,423	236,774
Income before income taxes	186,759	9,736	5,097	5,423	207,015
Provision for income taxes	51,200	3,900	2,000	2,200	59,300
Net income	135,559	5,836	3,097	3,223	147,715
Net income attributable to Gannett Co., Inc.	119,889	5,836	3,097	3,223	132,045
Net income per share—diluted	$0.51	$0.02	$0.01	$0.01	$0.56	(a)

(a)	Total per share amount does not sum due to rounding.

	GAAP Measure	Special Items			Non-GAAP Measure
	Thirteen		Facility	Prior year	Thirteen
	weeks ended	Workforce	consolidation	tax reserve	weeks ended
	Jun. 26, 2011	restructuring	charges	adjustments, net	Jun. 26, 2011
Cost of sales and operating expenses, exclusive of depreciation	$739,654	$(7,415)	$—	$—	$732,239
Selling, general and administrative expenses, exclusive of depreciation	297,196	(1,377)	—	—	295,819
Facility consolidation charges	6,394	—	(6,394)	—	—
Operating expenses	1,093,185	(8,792)	(6,394)	—	1,077,999
Operating income	241,754	8,792	6,394	—	256,940
Income before income taxes	208,827	8,792	6,394	—	224,013
Provision for income taxes	43,300	3,400	2,500	20,100	69,300
Net income	165,527	5,392	3,894	(20,100)	154,713
Net income attributable to Gannett Co., Inc.	151,527	5,392	3,894	(20,100)	140,713
Net income per share—diluted	$0.62	$0.02	$0.02	$(0.08)	$0.58

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars (except per share amounts)

Table No. 6

	GAAP Measure	Special Items			Non-GAAP Measure
	Twenty-six		Facility	Pension	Twenty-six
	weeks ended	Workforce	consolidation	settlement	weeks ended
	Jun. 24, 2012	restructuring	charges	charges	Jun. 24, 2012
Cost of sales and operating expenses, exclusive of depreciation	$1,443,129	$(22,064)	$—	$—	$1,421,065
Selling, general and administrative expenses, exclusive of depreciation	624,620	(3,961)	—	(5,423)	615,236
Facility consolidation charges	9,885	—	(9,885)	—	—
Operating expenses	2,173,451	(26,025)	(9,885)	(5,423)	2,132,118
Operating income	352,176	26,025	9,885	5,423	393,509
Income before income taxes	289,193	26,025	9,885	5,423	330,526
Provision for income taxes	77,800	10,500	3,900	2,200	94,400
Net income	211,393	15,525	5,985	3,223	236,126
Net income attributable to Gannett Co., Inc.	188,112	15,525	5,985	3,223	212,845
Net income per share—diluted	$0.79	$0.07	$0.03	$0.01	$0.89	(a)

(a)	Total per share amount does not sum due to rounding.

	GAAP Measure	Special Items			Non-GAAP Measure
	Twenty-six		Facility	Prior year	Twenty-six
	weeks ended	Workforce	consolidation	tax reserve	weeks ended
	Jun. 26, 2011	restructuring	charges	adjustments, net	Jun. 26, 2011
Cost of sales and operating expenses, exclusive of depreciation	$1,457,169	$(12,210)	$—	$—	$1,444,959
Selling, general and administrative expenses, exclusive of depreciation	594,743	(2,549)	—	—	592,194
Facility consolidation charges	14,050	—	(14,050)	—	—
Operating expenses	2,165,830	(14,759)	(14,050)	—	2,137,021
Operating income	420,370	14,759	14,050	—	449,179
Income before income taxes	345,569	14,759	14,050	—	374,378
Provision for income taxes	81,900	5,500	5,600	20,100	113,100
Net income	263,669	9,259	8,450	(20,100)	261,278
Net income attributable to Gannett Co., Inc.	242,020	9,259	8,450	(20,100)	239,629
Net income per share—diluted	$0.99	$0.04	$0.03	$(0.08)	$0.98

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 7

	GAAP Measure	Special Items			Non-GAAP Measure
	Thirteen weeks ended Jun. 24, 2012	Workforce restructuring	Facility consolidation charges	Pension settlement charges	Thirteen weeks ended Jun. 24, 2012
Operating Income
Publishing	$104,211	$9,736	$5,097	$—	$119,044
Digital	36,531	—	—	—	36,531
Broadcasting	94,586	—	—	—	94,586
Corporate	(18,810)	—	—	5,423	(13,387)

Total Operating Income	$216,518	$9,736	$5,097	$5,423	$236,774

Depreciation, amortization and facility consolidation charges
Publishing	$33,736	$—	$(5,097)	$—	$28,639
Digital	8,330	—	—	—	8,330
Broadcasting	7,124	—	—	—	7,124
Corporate	4,142	—	—	—	4,142

Total depreciation, amortization and facility consolidation charges	$53,332	$—	$(5,097)	$—	$48,235

Operating Cash Flow (a)
Publishing	$137,947	$9,736	$—	$—	$147,683
Digital	44,861	—	—	—	44,861
Broadcasting	101,710	—	—	—	101,710
Corporate	(14,668)	—	—	5,423	(9,245)

Total Operating Cash Flow	$269,850	$9,736	$—	$5,423	$285,009

(a)	Refer to Table No. 9.

				Non-GAAP
	GAAP Measure	Special Items		Measure
	Thirteen weeks ended Jun. 26, 2011	Workforce restructuring	Facility consolidation charges	Thirteen weeks ended Jun. 26, 2011
Operating Income
Publishing	$138,646	$8,792	$6,394	$153,832
Digital	36,173	—	—	36,173
Broadcasting	80,405	—	—	80,405
Corporate	(13,470)	—	—	(13,470)

Total Operating Income	$241,754	$8,792	$6,394	$256,940

Depreciation, amortization and facility consolidation charges
Publishing	$37,271	$—	$(6,394)	$30,877
Digital	7,648	—	—	7,648
Broadcasting	7,465	—	—	7,465
Corporate	3,951	—	—	3,951

Total depreciation, amortization and facility consolidation charges	$56,335	$—	$(6,394)	$49,941

Operating Cash Flow (a)
Publishing	$175,917	$8,792	$—	$184,709
Digital	43,821	—	—	43,821
Broadcasting	87,870	—	—	87,870
Corporate	(9,519)	—	—	(9,519)

Total Operating Cash Flow	$298,089	$8,792	$—	$306,881

(a)	Refer to Table No. 9.

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 8

					Non-GAAP
	GAAP Measure	Special Items			Measure
	Twenty-six weeks ended Jun. 24, 2012	Workforce restructuring	Facility consolidation charges	Pension settlement charges	Twenty-six weeks ended Jun. 24, 2012
Operating Income
Publishing	$166,251	$27,681	$9,885	$—	$203,817
Digital	52,794	—	—	—	52,794
Broadcasting	167,201	—	—	—	167,201
Corporate	(34,070)	(1,656)	—	5,423	(30,303)

Total Operating Income	$352,176	$26,025	$9,885	$5,423	$393,509

Depreciation, amortization and facility consolidation charges
Publishing	$66,950	$—	$(9,885)	$—	$57,065
Digital	16,235	—	—	—	16,235
Broadcasting	14,234	—	—	—	14,234
Corporate	8,283	—	—	—	8,283

Total depreciation, amortization and facility consolidation charges	$105,702	$—	$(9,885)	$—	$95,817

Operating Cash Flow (a)
Publishing	$233,201	$27,681	$—	$—	$260,882
Digital	69,029	—	—	—	69,029
Broadcasting	181,435	—	—	—	181,435
Corporate	(25,787)	(1,656)	—	5,423	(22,020)

Total Operating Cash Flow	$457,878	$26,025	$—	$5,423	$489,326

(a)	Refer to Table No. 9.

				Non-GAAP
	GAAP Measure	Special Items		Measure
	Twenty-six weeks ended Jun. 26, 2011	Workforce restructuring	Facility consolidation charges	Twenty-six weeks ended Jun. 26, 2011
Operating Income
Publishing	$256,243	$14,759	$14,050	$285,052
Digital	52,258	—	—	52,258
Broadcasting	143,864	—	—	143,864
Corporate	(31,995)	—	—	(31,995)

Total Operating Income	$420,370	$14,759	$14,050	$449,179

Depreciation, amortization and facility consolidation charges
Publishing	$76,191	$—	$(14,050)	$62,141
Digital	15,072	—	—	15,072
Broadcasting	14,924	—	—	14,924
Corporate	7,731	—	—	7,731

Total depreciation, amortization and facility consolidation charges	$113,918	$—	$(14,050)	$99,868

Operating Cash Flow (a)
Publishing	$332,434	$14,759	$—	$347,193
Digital	67,330	—	—	67,330
Broadcasting	158,788	—	—	158,788
Corporate	(24,264)	—	—	(24,264)

Total Operating Cash Flow	$534,288	$14,759	$—	$549,047

(a)	Refer to Table No. 9.

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 9

“Operating cash flow,” a non-GAAP measure, is defined as operating income plus depreciation, amortization and facility consolidation charges. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.

A reconciliation of these non-GAAP amounts to the company’s operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:

Thirteen weeks ended Jun. 24, 2012

	Publishing	Digital	Broadcasting	Corporate	Consolidated Total
Operating cash flow	$137,947	$44,861	$101,710	$(14,668)	$269,850
Less:
Depreciation	(24,869)	(4,203)	(6,943)	(4,142)	(40,157)
Amortization	(3,770)	(4,127)	(181)	—	(8,078)
Facility consolidation charges	(5,097)	—	—	—	(5,097)

Operating income as reported (GAAP basis)	$104,211	$36,531	$94,586	$(18,810)	$216,518

Thirteen weeks ended Jun. 26, 2011

	Publishing	Digital	Broadcasting	Corporate	Consolidated Total
Operating cash flow	$175,917	$43,821	$87,870	$(9,519)	$298,089
Less:
Depreciation	(27,261)	(3,575)	(7,283)	(3,951)	(42,070)
Amortization	(3,616)	(4,073)	(182)	—	(7,871)
Facility consolidation charges	(6,394)	—	—	—	(6,394)

Operating income as reported (GAAP basis)	$138,646	$36,173	$80,405	$(13,470)	$241,754

Twenty-six weeks ended Jun. 24, 2012

	Publishing	Digital	Broadcasting	Corporate	Consolidated Total
Operating cash flow	$233,201	$69,029	$181,435	$(25,787)	$457,878
Less:
Depreciation	(49,620)	(8,085)	(13,872)	(8,283)	(79,860)
Amortization	(7,445)	(8,150)	(362)	—	(15,957)
Facility consolidation charges	(9,885)	—	—	—	(9,885)

Operating income as reported (GAAP basis)	$166,251	$52,794	$167,201	$(34,070)	$352,176

Twenty-six weeks ended Jun. 26, 2011

	Publishing	Digital	Broadcasting	Corporate	Consolidated Total
Operating cash flow	$332,434	$67,330	$158,788	$(24,264)	$534,288
Less:
Depreciation	(54,375)	(7,041)	(14,561)	(7,731)	(83,708)
Amortization	(7,766)	(8,031)	(363)	—	(16,160)
Facility consolidation charges	(14,050)	—	—	—	(14,050)

Operating income as reported (GAAP basis)	$256,243	$52,258	$143,864	$(31,995)	$420,370

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 10

“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.

Free cash flow is a non-GAAP liquidity measure that is defined as “Net cash flow from operating activities” as reported on the statement of cash flows reduced by “Purchase of property, plant and equipment” as well as “Payments for investments” and increased by “Proceeds from investments.” The company uses free cash flow because it believes this measure presents a useful business metric to evaluate the liquidity generated by its businesses.

	Thirteen weeks ended	Twenty-six weeks ended
	Jun. 24, 2012	Jun. 24, 2012
Net cash flow from operating activities	$154,495	$316,582
Purchase of property, plant and equipment	(20,187)	(38,352)
Payments for investments	—	(500)
Proceeds from investments	6,067	10,393

Free cash flow	$140,375	$288,123